UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

B. Riley Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54010	27-0223495
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

21860 Burbank Boulevard, Suite 300 South
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 884-3737
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 1, 2016, B. Riley Financial, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission regarding the closing of its acquisition of all of the outstanding common stock of United Online, Inc. (“UOL”) on July 1, 2016 pursuant to that certain Agreement and Plan of Merger, dated as of May 4, 2016, by and among the Company, Unify Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and UOL.

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Initial 8-K and is being filed to provide the financial statements described under Item 9.01 below, in accordance with the requirements of Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired

The audited financial statements of UOL at December 31, 2015 and 2014, and the results of its operations for each of the three years in the period ended December 31, 2015 and the unaudited condensed consolidated interim financial statements of UOL as of June 30, 2016 and for the six month periods ended June 30, 2016 and 2015 are attached as Exhibits 99.1 and 99.2, respectively, to this Amendment No. 1 and are incorporated herein by reference.

(b) Pro forma financial information

The unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions as of June 30, 2016, for the six month period ended June 30, 2016 and for the year ended December 31, 2015 are attached as Exhibit 99.3 to this Amendment No. 1 and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of United Online, Inc.

99.1	Audited financial statements of United Online, Inc as of December 31, 2015 and 2014 and for the three years in the period ended December 31, 2015.

99.2	Unaudited condensed financial statements of United Online, Inc. as of June 30, 2016 and for the six month periods ended June 30, 2016 and 2015.

99.3	Unaudited pro forma consolidated financial statements and explanatory notes relating to the acquisition and related transactions as of and for the six month period ended June 30, 2016 and for the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2016	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and Chief Operating Officer